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                             AMENDED AND RESTATED
                       COMPLETEL LLC GUARANTY AGREEMENT


     This AMENDED AND RESTATED GUARANTY AGREEMENT (this "GUARANTY") is made and entered into this 14th day of July, 1999, by CompleTel LLC, a Delaware limited liability company (the "GUARANTOR"), in favor of each holder from time to time (the "NOTEHOLDERS") of the 14% Senior Discount Notes due 2009 (the "OLD NOTES") and/or the 14% Series B Senior Discount Notes due 2009 (the "NEW NOTES" and, together with the Old Notes, the "NOTES") issued by CompleTel Europe N.V., a public company with limited liability (NAAMLOZE VENNOOTSCHAP) incorporated under the laws of The Netherlands and having its corporate domicile in Amsterdam (the "ISSUER"), pursuant to an indenture dated as of February 16, 1999 (the "INDENTURE") by and between the Issuer, CompleTel ECC B.V., a private company with limited liability (BESLOTEN VENNOOTSCHAP) incorporated under the laws of The Netherlands and having its corporate domicile in Amsterdam, and U.S. Bank Trust National Association, a National banking corporation. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Indenture.


                                    RECITALS

     A.   The Guarantor is the ultimate parent of the Issuer.

     B. The Issuer, on February 16, 1999, issued and sold $147.5 million aggregate principal amount at maturity of the Old Notes to the Noteholders pursuant to an exemption from the U.S. Securities Act of 1933, as amended, and pursuant to certain exceptions from finance company laws of The Netherlands that require, among other things, that the Notes be guaranteed by the ultimate parent of the Issuer. As a result of this requirement, on February 16, 1999 the Guarantor entered into a Guaranty Agreement (the "GUARANTY AGREEMENT") in respect of the Old Notes.

     C. The Issuer intends to issue and sell the New Notes in exchange for the Old Notes pursuant to a registration statement filed with the U.S. Securities and Exchange Commission registering the exchange, and pursuant to the aforementioned exceptions from finance company laws of The Netherlands. As a result, the Guarantor now desires to amend and restate the Guaranty Agreement to include the New Notes when issued, which amendment and restatement (1) is intended to, and does, continue the provisions of the Guaranty Agreement without interruption or impairment of any kind, and (2) is not intended to, and does not, constitute a novation.

     D. The Guarantor, as the ultimate parent of the Issuer, hereby acknowledges it has benefited from the Issuer's sale of the Old Notes to the Noteholders and that it will benefit from the exchange of the New Notes for the Old Notes and its guaranty of the Notes set forth herein.

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                                   AGREEMENT

     In consideration of the foregoing and other good and valuable consideration, the Guaranty Agreement is hereby amended and restated in its entirety, effective upon issuance of the New Notes, as follows:

     In compliance with applicable Netherlands banking laws and U.S. securities laws and in consideration of the Noteholders' purchase of the Notes, Guarantor hereby covenants and agrees with, and represents and warrants to the Noteholders as follows:

     1. GUARANTY. The Guarantor hereby irrevocably and unconditionally guarantees to each holder from time to time of any of the Notes, the due and punctual payment in full of (a) the principal of, premium, if any, and interest on, and any Additional Amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment, mandatory redemption, or by acceleration or otherwise) and (b) any other sums that may become due under, or in connection with, the terms and provisions of the Notes (all such obligations described in clauses (a) and (b) above are herein called the "GUARANTEED OBLIGATIONS"). The guaranty in the preceding sentence is an absolute, and unconditional present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Issuer or other guarantor of the Guaranteed Obligations, if any, or upon any other action, occurrence or circumstance whatsoever. If the Issuer fails to pay any of such Guaranteed Obligations, the Guarantor agrees to pay the same when due to the holders of the Notes entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, at the place for payment specified in the Notes and the Indenture.

     2. WAIVERS. The Guarantor hereby waives: (a) notice of acceptance of this Guaranty and of the creation and existence of the Notes; (b) presentment, demand for payment, notice of dishonor, notice of nonpayment, and protest of any instrument evidencing the Notes; (c) all other demands and notices to the Guarantor or any other person and all other actions to establish the liability of the Guarantor hereunder; and (d) the right to trial by jury in any action in connection with this Guaranty. No delay or failure by the Noteholders in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the Noteholders of any right or remedy shall preclude other or further exercise of any other right or remedy.

     3. SEVERABILITY. Any invalidity or unenforceability of any provision or application of this Guaranty, or any portion hereof, shall not affect other lawful provisions and applications hereof, and to this end the provisions of this Guaranty are declared to be severable. This Guaranty is binding on the Guarantor and on the successors and assigns of the Guarantor, and of each of them respectively, and shall inure to the benefit of the Noteholders, their successors and assigns.

     4. GOVERNING LAW. This Guaranty is governed by and must be construed in accordance with the laws of the State of New York, U.S.A.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, the Guarantor has caused this Amended and Restated
Guaranty Agreement to be executed and delivered as of the date first above written.


                                   COMPLETEL LLC,
                                   a Delaware limited liability company



                                   By: /S/ JAMES E. DOVEY
                                      --------------------------------------
                                           James E. Dovey,
                                           Chief Executive Officer